EXHIBIT 6.1

Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT (the "Agreement") dated as of the 1st day of June, 1998, is made by and between Health Tech International, Inc., a Florida corporation, (referred to herein as "HEALTH TECH" or the "Seller") having an address at 15271 N.W. 60th Avenue, Suite 201, Miami Lakes, Florida 33014 and World Diagnostics, Inc., a Delaware Corporation (referred to herein as "WDI" or the "Buyer"), having an address at 15271 NW 60th Avenue, Suite 201, Miami Lakes, Florida 33014.

                                    RECITALS

         WHEREAS, Sellers and HEALTH TECH desire to sell, and Buyer desires to purchase, certain of the assets to be owned by Sellers as more specifically set Forth in Exhibit "A" (referred to herein as the "Conveyed Assets") which assets include, but are not limited to, the proprietary distribution agreements for four generic diagnostic products manufacturers and to Health Tech's exclusive proprietary technology for rapid diagnostic tests in the area of infectious diseases and other diagnostic products and for the consideration and upon the terms and subject to the conditions included in this Agreement; and

         WHEREAS the Parties, and their principals, as a result of this agreement, will operate as World Diagnostics, Inc. after the closing;

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

         NOW THEREFORE, in consideration of the premises and the mutual promises, warranties, covenants and agreements made in this Asset Purchase Agreement, the Parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Asset Purchase Agreement, the following terms shall have the following meanings:


         1.1 "Agreement" means any written or oral contract, agreement, contract rights, license, franchise, lease, mortgage, indenture, instrument, commitment, obligation, plan or arrangement, whether formal or informal.

         1.2 "Ancillary Agreements" shall mean the agreements dated as of this date and entered into by the parties hereto as to certain ancillary matters.

         1.3 "WDI Common Stock" shall mean the Common Stock of WDI, $.001 par value.

         1.4 "Closing" shall mean the consummation of the transactions set forth in this Agreement.

         1.5 "Knowledge" shall mean actual knowledge or such knowledge that a reasonable person in such circumstances would have reason to know.

         1.6 "Assets" when referred to in this agreement includes, the proprietary

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

distribution agreements for four generic diagnostic products manufacturers and to Health Tech's exclusive proprietary technology for rapid diagnostic tests in the area of infectious diseases and other diagnostic products described in Exhibit A herein. Seller shall keep all right, title and interests in all assets and liabilities not described in Exhibit A herein.

         1.7 "Conveyed Assets" shall mean those assets of Sellers which are being sold, transferred and conveyed under the terms of this Agreement from Sellers to WDI, as specifically set forth in Exhibit "A". The Conveyed Assets shall be delivered to Buyer subject to any Ancillary Agreements executed by the parties hereto. The Conveyed Assets shall NOT include any any rights, which accrue or may accrue to Sellers under this Agreement or any Ancillary Agreements;

         1.8 "Retained Assets" shall mean those assets not set Forth in Exhibit "A" and all rights therein.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 CONSIDERATION. The consideration for the transfer of Conveyed Assets (See Exhibit "A") (the "Purchase Price") shall be Two Thousand Dollars ($2,000.00) which terms and conditions are set forth in Section 2.2 hereof.

         2.2 TERMS OF SALE. Upon the terms and subject to the conditions set forth in this

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

         3.1 CORPORATE ORGANIZATION. WDI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, if any, to perform its respective obligations hereunder and thereunder, and to consummate the respective transactions contemplated hereby and thereby.

         3.2 CAPITALIZATION. The authorized capital stock or WDI consists of 10,000,000 shares of $.001 par value common stock. In addition, WDI has issued 950,000. Warrants to purchase common stock. Each warrant can be exercised within nine (9) months from the closing of a private placement, which shall occur simultaneous with the closing of this Asset Purchase Agreement at price of $1.00 per share. Other than the warrants detailed in this Section 3.2, there are no outstanding warrants, calls, puts, of any character providing for the purchase, issuance or sale of any shares of the capital stock or any other securities of WDI.

         3.3 AUTHORIZATION. ENFORCEABILITY. All necessary and appropriate corporate action has been or will be taken by WDI prior to the Closing with respect to the execution and delivery of this Agreement and each Ancillary Agreement to which it is a party and the performance by WDI of its respective obligations hereunder and thereunder, and approval

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

by the members or holders of any class of securities of WDI of the execution and delivery of this Agreement or any Ancillary Agreement to which WDI is a party or the consummation of the respective transactions contemplated hereby or thereby is not required. The execution and delivery of this Agreement and the Ancillary Agreements to which WDI is a party, the consummation of the respective transactions contemplated hereby or thereby, and the performance or satisfaction of the respective terms and conditions hereof or thereof do not constitute and will not constitute a breach or default (or an event which, with the lapse of time or the giving or a notice, or both, would constitute a breach or default) or conflict with, any agreement, deed, writ, order, decree, or judgment, to which WDI is a party or by which WDI is bound, and do not and shall not violate or conflict with any applicable federal, state or local law, rule, regulation, writ, decree or order to which WDI is subject, nor shall they conflict with or violate any term, provision or covenant of any agreement, mortgage, contract, indenture, instrument or judgment applicable to WDI.

         3.4 BROKER AND FINDERS. No finder, broker, agent or other intermediary has acted on behalf of WDI or is entitled to a commission or finder's fee in connection with the negotiation or consummation of this Agreement.

         3.5 GOVERNMENTAL APPROVALS AND FILINGS. WDI is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

governmental authority for the valid execution and delivery of this Agreement or any Ancillary Agreement to which it is a party, the performance of its obligations hereunder and thereunder or the consummation of the transactions contemplated hereby or thereby.

         3.6 FINANCIAL CONDITION. WDI is a recently formed corporation.

         3.7 Taxes. There are no tax audits or investigations, local, state, or Federal, concerning or related to WDI pending, nor are there any required taxes; fees, assessments, or governmental charges of any type which are due and/or are unpaid.

         3.8 COMPLIANCE WITH LAW: LICENSES. WDI conducts its business in compliance in all material respects with all applicable laws, governmental regulations, and judicial and administrative decisions, and no notice stating or asserting the lack of such compliance has been received. All license or permits issuable by any governmental authority which are necessary for the operation of the business of WDI have been obtained and are currently in full force and effect.

         3.10 INVESTMENT REPRESENTATIONS. WDI is acquiring the Conveyed Assets for purposes of continuing the Business of Health Tech. Accordingly, WDI may resell a portion or all of the assets in the ordinary course of its business.

         3.11 LITIGATION. There is no suit, claim, action, litigation or proceeding, administrative or judicial, or any governmental investigation pending or, to the knowledge of

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

WDI, threatened against WDI or involving any of its properties or assets, including without limitation any claim, proceeding or litigation for the purpose of challenging, enjoining, or preventing the execution and delivery of this Agreement or any Ancillary Agreement to which WDI is a party, the performance of the respective terms and conditions hereof or thereof or the consummation of the respective transactions contemplated hereby or thereby. To the knowledge of WDI, it is not subject to or in default under any order, writ, injunction or decree of any court or governmental authority.

         3.12 OTHER GOVERNMENTAL APPROVALS AND FILINGS. WDI is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any governmental authority for the valid execution and delivery of this Agreement or any Ancillary Agreement to which WDI is a party, the exchange of the Shares, or the performance or consummation or the respective transactions contemplated by this Agreement or such Ancillary Agreement.

         3.13 SUBSIDIARIES. None.

         3.14 DISTRIBUTION OF CONVERTIBLE DEBENTURES. None.

         3.15 MATERIAL CONTRACTS. Except as set forth in WDI's balance sheet attached hereto, WDI is not party to, and the properties or assets of WDI are not subject to or bound under, any agreement of the following kind:

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

         (a) Any lease of real or personal property, either as lessor or as lessors, which is not terminable by WDI without penalty within 30 days after notice;

         (b) Any agreement with or obligation to any director, officer or shareholder of WDI;

         (c) Any agreement or instrument for or relating to the borrowing of money, either as borrower or lender;

         (d) Any agreement with or legal obligation to any salesmen, representatives, agents, dealers or distributors;

         (e) Any franchise or franchise agreement; or

         (f) Any other agreement of any kind which is material to the operations, business, financial condition, property or assets of WDI.

         All agreements, if any, disclosed in this Agreement to which WDI is party, or by which it or any of its properties or assets is bound, are in full force and effect and are valid, binding and enforceable in accordance with their respective terms, and WDI is not in material default or breach, nor, to the knowledge of the WDI and its shareholders, has there occurred an event or condition which, with the passage of time or the giving of notice (or both), would constitute a material default or breach by WDI with respect to the payment or performance of any obligation thereunder, and no claim of such a default has been

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

asserted and there is no basis upon which such a claim could validly be made.

         3.16 FINANCIAL CONDITION. There will be no material change in the financial condition of WDI errors the date of this Agreement until Closing.

         3.17 INDEBTEDNESS. Except as disclosed in WDI's balance sheet, it is not indebted to any person or entity for any reason.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF SELLERS AND SHAREHOLDERS

         Officers and Directors of HEALTH TECH represent and warrant to Buyer as follows:

         4.1 NO VIOLATION. Neither the execution, delivery or peformance of this Agreement or any Ancillary Agreement(s) will (a) violate or result in a breach or default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Conveyed Assets or any agreement, contract or understanding to which HEALTH TECH is a party, (b) violate any order, judgment, decree or law applicable to Sellers.

         4.2 Corporate Organizations. HEALTH TECH is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, to perform its respective obligations hereunder and

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

thereunder and to consummate the respective transactions contemplated hereby and thereby.

         4.3 Authorization. HEALTH TECH is authorized to issue ___________ shares of stock at ___________ par value and has all requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party, perform its respective obligations thereunder, and consummate the respective transactions contemplated hereby and thereby. All necessary action has been taken by HEALTH TECH and the majority of its shareholders with respect to the execution, delivery and performance of this Agreement and each Ancillary Agreement to which they are a party. Health Tech was incorporated in Florida on ___________ ______, 19__.

         4.4 Enforceability. This Agreement and the Ancillary Agreements to which Shareholders are a party constitute a valid and binding obligation of Shareholders enforceable in accordance with their respective terms, except as limited by bankruptcy insolvency or other such laws concerning the rights of creditors generally and the application of equitable principles. The execution and delivery of this Agreement and the Ancillary Agreements, the consumation of the respective transactions contemplated hereby or thereby, and the performance or satisfaction of the respective terms anc conditions hereof or thereof do not constitute and will not constitute a breach or default (or

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

an event which, which, with the lapse of time or the giving of a notice, or both, would constitute a breach or default) under conflict with, any Agreement, deed, writ, order decree, or judgment, and do not and shall not violate or conflict with any applicable federal, state or local law, rule or regulation to which the Sellers are subject. Pursuant to the provisions of this Agreement Seller will transfer to WDI valid title thereto, free and clear of all liens, except as stated herein, security instruments, encumbrances, pledges, charges, claims, voting trusts and restrictions or any nature whatsoever, other than restrictions on transfer or a general nature arising under federal and state laws, to the assets described in Exhibit A.

         4.5 Brokers, Finders. No finder, broker, agent or other intermediary has acted on behalf of HEALTH TECH or its Shareholders, or is entitled to a commission or a finder's fee in connection with the negotiation or consummation of the Agreement or any of the transactions contemplated thereby, except that ViStra Growth Partners, Inc. is acting as its financial advisor.

         4.6 Other Governmental Approvals and Filings. Other than as set forth herein, Sellers, HEALTH TECH or its Shareholders, are not required to obtain any consent, approval or authorization of, or to make any declaration or filing with any governmental authority as a prerequisite to the valid execution and delivery of this Agreement to any Ancillary Agreements to which HEALTH TECH or the Shareholders are parties, the

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

purchase and sale of the Shares, or the performance or consummation of the respective transactions contemplated by this Agreement of such Ancillary Agreement.

         4.7 Compliance with Law; Licenses. HEALTH TECH conducts business in compliance in all material respects with all applicable laws, govermental regulations, and judicial and administrative decisions, and no notice stating or asserting the lack of such which are necessary for the operation of the business HEALTH TECH and which concern assets being conveyed to WDI, have been obtained and are currently in full force and effect.

         4.8 Renewal; Survival. Each of the representations and warrantees set forth in Article IV shall survive the Closing.

                                    ARTICLE V

                                 INDEMNIFICATION

         5.1 INDEMNITY

         (a)HEALTH TECH agrees to hold harmless and indemnify WDI and its shareholders, directors, officers, employees, representatives, agents, successors, consultants and assigns from and against any past claim, loss, damage, liability, expense

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

Or cost of any kind or amount whatsoever (including, without limitation, reasonable attorney's fees and expenses) which results from or arises out of any breach of or default under any representation, warranty, covenant or agreement made by HEALTH TECH in this Agreement, in any Schedule or Exhibit to this Agreement. In any Ancillary Agreement or in any certificate or other agreement or document furnished or to be furnished by or on behalf of Sellers, HEALTH TECH, under this Agreement or in connection with the respective transactions contemplated hereby or thereby.

         (b) WDI agrees to indemnify and hold Sellers. HEALTH TECH, and their respective directors, officers, employees, representatives, agents, successors, consultants and assigns harmless from and against any future claims from the date of this Agreement, claims, damages, losses, liabilities, expense or cost of any kind or amount whatsoever (including, without limitation, reasonable attorney's fees and expenses) which results from, or arises out of any breach of or default under any representation, warranty, covenant or agreement made by WDI in this Agreement, in any Schedule or Exhibit to this Agreement, in any Ancillary Agreement or in any certificate or other agreement or document furnished or to be furnished by or on behalf of WDI under this Agreement or in connection with the respective transactions contemplated hereby or thereby.

         5.2 NOTICE OF CLAIM. Subject to Section 5.3, in the event that any party hereto

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

asserts a claim for indemnification hereunder, such party seeking indemnification (the "Indemnified Party") shall give written notice to the other party (the "Indemnifying Party") specifying the facts constituting the basis for such claim and the amount, if known, of the claim asserted.

         5.3 RIGHT TO CONTEST CLAIMS OF THIRD PARTIES. If an Indemnified Party asserts a claim for indemnification hereunder because of a claim made by any claimant not a party to this Agreement, the Indemnified Party shall give the other party or parties reasonably prompt notice thereof, but in no event more than three (3) business days after said assertion is actually known to the Indemnified Party. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the claim alleged by such third party (hereinafter called a "Third-Party Claim"), provided that the Indemnified Party may participate voluntarily at its own expense, in any such Third-Party Claim through representatives and counsel of its own choice. Except as expressly provided otherwise in this Section 5.3, the Indemnified Party shall not settle or compromise any Third-Party Claim for which it seeks indemnification hereunder without the prior written consent of the Indemnifying, Party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

of the defense of such Third-Party Claim after notification thereof as provided in this Section 5.3.

         Except as provided otherwise in the immediately preceding paragraph with regard to the Indemnified Party's voluntary participation, the Indemnifying Party shall bear all costs of such Tnird-Party Claim and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses of such Third-Party Claim. Unless and until the Indemnifying Party elects to defend the Third-Party Claim the Indemnified Party shall have the full right, at its option, to do so and to look to the Indemnifying Party under the provisions of this Agreement for the amount of the costs, if any, of defending the Contest. The failure of the Indemnifying Party to respond in writing to the aforesaid notice Of the Indemnified Party with respect to such Third-Party Claim within ten (10) business days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not assume the defense of any such Third-Party Claim, including any litigation resulting therefrom, (a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, setting such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not to control) the defense of such action, with its own counsel at its own

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

expense.

         The parties hereto shall make mutually available to each other all relevant information in their possession relating to any such Third-Party Claim and shall cooperate in the defense thereof.

                                   ARTICLE VI

                                   CONDITIONS

         6.1 CONDITIONS. Notwithstanding anything else to the contrary contained in this Agreement, the following shall be conditions precedent to Closing:

         (a) The conduct of a due diligence investigation with regard to WDI and the Other Entities, the same to be completed within 7 days, and the same to be satisfactory to Seller's Shareholders, HEALTH TECH and their respective counsel in all respects;

         (b) That the representations and warranties of WDI have been and are true as of the date of Closing and have been certified as true;

         (c) That all documents, contemplated hereby, or any ether documents contemplated hereby or pursuant to the Understanding, are acceptable to HEALTH TECH.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         8.1 Notice. All notices, requests, demands and other communications required or

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

permitted under this Agreement shall be deemed to have been duly given and made if in writing upon beings served either by personal delivery or by telecopier to the party for whom it is intended or two business days after being deposited, postage prepaid, certified or registered mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail, bearing the address shown in this
Section 8.1:

SELLER:
Health Tech International, Inc.
5271 NW 60th Avenue, Suite 201
Miami Lakes, FL 33014
Phone: (305) 827-3304
E-Mail: hti@safari.net

BUYERS:
World Diagnostics, Inc.
15271 NW 60th Avenue, Suite 201
Miami Lakes, FL 33014
Phone: (305) 827-3304

         8.2 ENTIRE AGREEMENT. This Agreement, the Memorandum, the Ancillary Agreements, the Schedules and Exhibits hereto and thereto, and all documents contemplated hereby and thereby embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements and understanding relative to said subject matter.

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

         8.3 BINDING EFFECT: ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon WDI, its successors and permitted assigns and HEALTH TECH, its successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld).

         8.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

         8.5 COUNTERPARTS. This Agreement may be executed simultaneausly in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         8.6 CAPTIONS. The section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

         8.7 EXPENSES AND TRANSACTIONS. Each party hereto shall pay all costs and

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation, the fees and expenses of his or its counsel and certified public accountants.

         8.8 AMENDMENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in "accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

         8.9 OTHER AND FURTHER COVENANTS. The parties shall, in good faith, execute such other and further instruments, assignments or documents as may be necessary for the consummation of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the parties hereto shall assist and cooperate with each other in connection with these activities

         8.10 GOVERNING LAW. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State or Florida (without giving effect to conflict-of-laws principles).

         8.11 PUBLICITY. The parties hereto agree to cooperate in determining the contents and the manner of presentation and publication of any press releases or public statements with respect to the transactions contemplated hereby, but each party may make any public disclosure required, in its judgment, by law or regulation.

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Asset Purchase Agreement
World Diagnostics,Inc.                           Health Tech International, Inc.
Initial:                                                   Initial:

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

WITNESS:                                   WORLD DIAGNOSTICS, INC.

/s/ Maria Elena L. de Mendoza              By: /s/ Ken Peters
--------------------------------------        ----------------------------------
Print Name: Maria Elena L. de Mendoza      Its: President
           ---------------------------         ---------------------------------

/s/ Leo Greenfield
--------------------------------------
Print Name: Leo Greenfield
           ---------------------------

                                           HEALTH TECH INTERNATIONAL, INC.

/s/ Maria Elena L. de Mendoza              By: /s/ Ken Peters
--------------------------------------        ----------------------------------
Print Name:  Maria Elena L. de Mendoza     Its: President
           ---------------------------         ---------------------------------

/s/ Leo Greenfield
--------------------------------------
Print Name: Leo Greenfield
           ---------------------------


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